EXHIBIT A

                  SOUTHERN COMMUNITY BANCSHARES, INC.
                    STOCK OPTION AND INCENTIVE PLAN
                          AND TRUST AGREEMENT


     1. Purpose.    The purpose of the Southern Community Bancshares,
Inc. Stock Option and Incentive Plan and Trust Agreement is to promote and advance the interests of Southern Community Bancshares, Inc. (the "Holding Company"), and its shareholders by enabling the Holding Company to attract, retain and reward directors, managerial and other key employees of the Holding Company and any Subsidiary (hereinafter defined), and to strengthen the mutuality of interests between such directors and employees and the Holding Company's shareholders by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Holding Company.

     2. Definitions.   For purposes of this Plan, the following terms
shall have the meanings set forth below:

     (a) "Agreement" means the Southern Community Bancshares, Inc. Stock Option and Incentive Plan and Trust Agreement.

     (b)  "Board" means the Board of Directors of the Holding Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

     (d) "Committee" means the Committee of the Board constituted as provided in Section 4 of this Plan.

     (e) "Common Shares" means the common shares, $.01 par value, of the Holding Company or any security of the Holding Company issued in substitution, in exchange or in lieu thereof.

     (f) "Employment" means regular employment with the Holding Company or a Subsidiary and does not include service as a director only.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     (h)  "Fair Market Value" shall be determined as follows:

        (i) If the Common Shares are traded on a national securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the date such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

        (ii) If the Common Shares are quoted on The NASDAQ Stock Market at the time of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing high bid and low asked quotation with respect to a Common Share on such date on The NASDAQ Stock Market.

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        (iii)   If the Common Shares are listed on the National Daily
     Quotation Service "pink sheets" published by the National Quotation Bureau, Inc., then the Fair Market Value shall be the mean between the closing high bid and low asked quotation with respect to a Common Share on such date on the National Daily Quotation Service "pink sheets."

        (iv) If the Common Shares are not traded on a national securities exchange or quoted on The NASDAQ Stock Market or listed on the National Daily Quotation Service "pink sheets," then the Fair Market Value shall be as determined by the Committee.

     (i) "Holding Company" means Southern Community Bancshares, Inc., a Delaware corporation, or any successor corporation.

     (j) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 8 of this Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     (k) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 8 of this Plan that is not an Incentive Stock Option.

     (l) "OTS" means the Office of Thrift Supervision, Department of the Treasury.

     (m) "Participant" means an employee or director of the Holding Company or a Subsidiary who is granted Stock Options under this Plan. Notwithstanding the foregoing, for the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant" shall include only employees of the Holding Company or a Subsidiary.

     (n) "Plan" means the Southern Community Bancshares, Inc. Stock Option and Incentive Plan and Trust Agreement, as set forth herein and as it may be hereafter amended from time to time.

     (o) "Plan Shares" means the Common Shares held pursuant to the Plan for which Stock Options have been, or may in the future be, granted to a Participant pursuant to the Plan.

     (p) "Plan Share Reserve" means the Common Shares held by the Trustee pursuant to Section 7 of this Agreement.

     (q) "Stock Option" means an award to purchase Common Shares granted pursuant to the provisions of Section 8 of this Plan.

     (r) "Subsidiary" means any corporation or entity in which the Holding Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power and includes, without limitation, First Federal Savings and Loan Association of Cullman.

     (s) "Terminated for Cause" means any removal of a director or discharge of an employee for the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of a final cease-and-desist order or any other action of a director or employee which results in a substantial financial loss to the Holding Company or a Subsidiary.

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     (t)  "Trust" means the trust established by this Agreement.

     (u) "Trustee(s)" means the person(s) or entity approved by the Board pursuant to Section 4(a) and 4(b) to hold legal title to the Plan assets for the purposes set forth herein.

     3. Establishment of the Plan and Trust. The Holding Company hereby establishes a Stock Option and Incentive Plan and Trust Agreement upon the terms and subject to the conditions set forth in this Agreement. The Trustee hereby accepts the Trust and agrees to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions of this Agreement.

     4. Administration.

     (a) Committee; Trustee. This Plan shall be administered by the Board or by a Committee, if one is designated by the Board, to be comprised of not less than three of the members of the Board who are not employees of the Holding Company. The members of the Committee, if any, and the Trustee shall be appointed from time to time by the Board. Members of the Committee, if any, and the Trustee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee or the Trustee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. An action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

     (b) Interpretation. The Board, or the Committee if one is designated, is authorized to construe and interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The Board or the Committee, if any, may designate persons other than members of Board or the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Board or the Committee in connection with the construction, interpretation, administration, or application of this Plan shall be final, conclusive and binding upon all persons participating in this Plan and any person validly claiming under or through persons participating in this Plan. The Holding Company shall effect the granting of Stock Options under this Plan in accordance with the determinations made by the Board or the Committee, by execution of instruments in writing in such form as approved by the Board or the Committee.

     5. Duration of, and Common Shares Subject to, this Plan.

     (a)    Term.   This Plan shall terminate on the date which is ten
(10) years from the date on which this Plan is adopted by the Board, except with respect to Stock Options then outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under this Plan after the date which is ten (10) years from the date on which this Plan is adopted by the Board or the date on which this Plan is approved by the shareholders of the Holding Company, whichever is earlier.

     (b) Common Shares Subject to Plan. The maximum number of Common Shares in respect of which Stock Options may be granted under this Plan, subject to adjustment as provided in Section 13 of this Plan, shall be ten percent of the total Common Shares sold in connection with the conversion of First Federal Savings and Loan Association of Cullman from mutual to stock form.

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     For  the  purpose  of computing the total number of Common Shares available for Stock Options under this Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon exercise or settlement of Stock Options as of the dates on which such Stock Options are granted. If any Stock Options are forfeited, terminated or exchanged for other Stock Options, or expire unexercised, the Common Shares which were theretofore subject to such Stock Options shall again be available for Stock Options under this Plan to the extent of such forfeiture, termination or expiration of such Stock Options.

     Common Shares which may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Holding Company or issued shares which have been acquired by the Trust. No fractional shares shall be issued under this Plan.

     6. Eligibility and Grants. Persons eligible for Stock Options under this Plan shall consist of directors and managerial and other key employees of the Holding Company or a Subsidiary who hold positions with significant responsibilities or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Holding Company or a Subsidiary. In selecting the directors and employees to whom Stock Options will be awarded and the number of shares subject to such Stock Options, the Committee shall consider the position, duties and responsibilities of the eligible directors and employees, the value of their services to the Holding Company and the Subsidiaries and any other factors the Committee may deem relevant.

     7. Contributions or Purchases; Plan Share Reserve.

     (a) Amount and Timing of Contributions or Purchases. The Board shall determine the amounts of cash or Common Shares to be contributed by the Holding Company to the Trust or the amounts of Common Shares to be purchased by the Trust. Such amounts shall be paid to the Trustee at the time of contribution. In connection with any purchase of Common Shares by the Trust, the Trust may execute a promissory note payable to the Holding Company in the amount up to the aggregate purchase price, containing such terms and conditions as may be agreed by the Holding Company and the Trust. No contributions to the Trust by Directors or Employees shall be permitted.

     (b) Investment of Trust Assets. Except as otherwise permitted by Section 12(b) of this Agreement, the Trustee shall invest all of the Trust's assets, after providing for any required withholding as needed for tax purposes, exclusively in Common Shares. After such investment, the Common Shares shall be held by the Trustee in the Plan Share Reserve until such Common Shares are acquired pursuant to the exercise of a Stock Option granted hereunder. Any funds held by the Trust before purchasing Common Shares shall be invested by the Trustee in such interest-bearing account or accounts at the Association as the Trustee shall determine to be appropriate.

     (c) Maintenance and Reduction of Plan Share Reserves. Upon the exercise of Stock Options pursuant to this Agreement, or the decision of the Committee to return Plan Shares to the Holding Company, the Plan Share Reserve shall be reduced by the number of Plan Shares so exercised or returned. Any Plan Shares subject to Stock Options which have not been exercised shall be retained in the Plan Share Reserve.

     8. Stock Options. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the following terms and conditions as the Committee shall deem desirable:

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

     (a) Grant. Stock Options may be granted under this Plan on terms and conditions not inconsistent with the provisions of this Plan and in such form as the Committee may from time to time approve and shall contain such additional terms and conditions, not inconsistent with the express provisions of this Plan; provided, however, that no more than 25% of the shares subject to Stock Options may be awarded to any individual who is an employee of the Holding Company or a Subsidiary, no more than 5% of such shares may be awarded to any director who is not an employee of the Holding Company or a Subsidiary.

     (b) Stock Option Price. The option exercise price per Common Share purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of a Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Stock Option. Notwithstanding the foregoing, in the case of a Participant who owns Common Shares representing more than 10% of the outstanding Common Shares at the time the Incentive Stock Option is granted, the option exercise price shall in no event be less than 110% of the Fair Market Value of the Common Shares at the time the Incentive Stock Option is granted.

     (c) Stock Option Terms. Subject to the right of the Holding Company to provide for earlier termination in the event of any merger, acquisition or consolidation involving the Holding Company, the term of each Stock Option shall be fixed by the Committee; except that the term of Incentive Stock Options will not exceed ten years after the date the Incentive Stock Option is granted; provided, however, that in the case of a Participant who owns a number of Common Shares representing more than 10% of the Common Shares outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years.

     (d)    Exercisability.    Except as set forth in Section 8(f) and
Section 9 of this Plan, Stock Options awarded under this Plan shall become exercisable at the rate of one-fifth per year commencing on the date that is one year after the date of the grant of the Stock Option and shall be subject to such other terms and conditions as shall be determined by the Committee at the date of grant.

     (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Trustee and the Holding Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment to the Trustee of the full amount of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock Options. The Board or the Committee, if any, may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Board or the Committee, and use the proceeds from such sale as payment of the purchase price of such shares. Any amounts received by the Trustee in respect of the exercise of Stock Options shall be remitted to the Holding Company.

     (f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under this Plan, to the extent the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable under all plans of the Holding Company or a Subsidiary for the first time by a Participant during any calendar year exceeds $100,000, or such other limit as may be required by the Code, such Stock Options shall be Non-Qualified Stock Options to the extent of such excess.

     9. Termination of Employment or Directorship.

     (a) Except in the event of the death or disability of a Participant, upon the resignation, removal or retirement from the board of directors of any Participant who is a director of the Holding Company or a Subsidiary, or upon the termination of Employment of a Participant who is not a director of the Holding Company or a Subsidiary, any Stock Option which has not yet become exercisable shall there upon terminate and be of no further force or effect, and, subject to extension by the Committee, any Stock Option which has become exercisable shall terminate if it is not exercised within 12 months of such resignation, removal or retirement; provided, however, in the case of any Incentive Stock Option such period shall be 3 months after such resignation, removal or retirement.

     (b) Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options granted under this Plan shall become exercisable in full on the date of termination of a Participant's employment or directorship with the Holding Company or a Subsidiary because of his death or disability, and, subject to extension by the Committee, all Stock Options shall terminate if not exercised within 12 months of the Participant's death or disability.

     (c) In the event the Employment or the directorship of a Participant is Terminated for Cause (hereinafter defined), any Stock Option which has not been exercised shall terminate as of the date of such termination for cause.

     10. Non-transferability of Stock Options. No Stock Option under this Plan, and no right or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Stock Options will be payable only to, the Participant or his or her legal representative.

     11. Voting of Plan Shares. All Common Shares held by the Trustee in the Plan Share Reserve, including Common Shares subject to Stock Options which have not been exercised, shall be voted by the Trustee.

     12.     Trust.

     (a) The Trustee. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and the Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to this Agreement.

     (b) Management of Trust. The Trustee shall have complete authority and discretion with respect to the management, control and investment of the Trust, and the Trustee shall invest all assets of the Trust, except those attributable to cash dividends paid with respect to Plan Shares not held in the Plan Share Reserve, in Common Shares to the fullest extent practicable, and except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. The Trustee shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

        (i) To invest up to 100% of all Trust assets in Common Shares without regard to any law now or hereafter in force limiting investments for Trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and, in making such investment, the Trustee is authorized to purchase Common Shares from the Holding Company or from any other source. Such Common Shares so purchased may be outstanding, newly issued or treasury shares;

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

        (ii) To invest any Trust assets not otherwise invested in accordance with clause (i) above, in such deposit accounts and certificates of deposit (including those issued by the Association), obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash;

        (iii) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust;

        (iv) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust);

        (v) To hold cash without interest in such amounts as may be reasonable, in the opinion of the Trustee, for the proper operation of the Plan and the Trust;

        (vi) To employ brokers, agents, custodians, consultants and accountants;

        (vii) To hire counsel to render advice with respect to the Trustee's rights, duties and obligations hereunder, and such other legal services or representation as the Trustee may deem desirable; and

        (viii) To hold funds and securities representing the amounts to be distributed to a Recipient or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or to give bond.

     (c) Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

     (d) Earnings. All earnings, gains and losses with respect to Trust assets shall be allocated, in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Recipients or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. Without limiting the generality of the foregoing, any earnings on cash dividends or returned capital received with respect to Common Shares shall be allocated (a) to accounts for Participants, if such shares are the subject of outstanding grants, and shall be distributed as specified in Article VII of this Agreement, or (b) otherwise to the Plan Share Reserve if such Plan Shares are not the subject of outstanding grants.

     (e) Expenses. All costs and expenses incurred in the operation and administration of the Plan shall be paid by the Holding Company.

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

     13.  Adjustments Upon Changes in Capitalization.

     (a) The existence of this Plan and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Holding Company to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Holding Company's capital structure or its business; any merger, acquisition or consolidation of the Holding Company; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Holding Company's capital stock or the rights thereof; the dissolution or liquidation of the Holding Company or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Stock Option outstanding at the time of such corporate transaction or which would involve the termination of all Stock Options outstanding at the time of such corporate transaction.

     (b) In the event of any change in capitalization affecting the Common Shares of the Holding Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Stock Options in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Stock Option, and the exercise price per share in respect of outstanding Stock Options.

     (c) The Committee may also make such adjustments in the number of shares covered by, and the exercise price or other value of, any outstanding Stock Options in the event of a spin-off or other distribution (other than normal cash dividends) of Holding Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Holding Company, and the Holding Company agrees to assume outstanding employee stock options and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of Common Shares available for Stock Options under Section 5 of this Plan may be increased accordingly.

     14. Amendment and Termination of this Plan. Without further approval of the shareholders, the Board may at any time terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares which may be issued under this Plan (except for adjustments pursuant to Section 13 of this Plan), (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) materially increase the benefits accruing to Participants under this Plan. The above notwithstanding, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

     15. Modification of Options. The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of the Holding Company; provided, however, that no such modification, extension or renewal shall reduce the exercise price or confer on the holder of such Stock Option any right or benefit which could not be conferred on him by the grant of a new Stock Option at such time and shall not materially decrease the Participant's benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan.

     16.  Miscellaneous.

     (a) Tax Withholding. The Holding Company shall have the right to deduct from any settlement, including the delivery or vesting of Common Shares, made under this Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Holding Company to satisfy all obligation for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     (b) No Right to Employment. Neither the adoption of this Plan nor the granting of any Stock Option shall confer upon any employee of the Holding Company or a Subsidiary any right to continued Employment with the Holding Company or a Subsidiary as the case may be, nor shall it interfere in any way with the right of the Holding Company or a Subsidiary to terminate the Employment of any of its employees at any time, with or without cause.

     (c) Annulment of Stock Options. The grant of any Stock Option under this Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Stock Option payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which is provisional shall be annulled as of the date of such termination.

     (d) Other Holding Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under a Stock Option made pursuant to this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Holding Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that a Stock Option or portion of a Stock Option should be included to accurately reflect competitive compensation practices or to recognize that a Stock Option has been made in lieu of a portion of competitive annual cash compensation, Stock Options under this Plan may be made in combination with or in tandem with, or as alternatives to, grants, stock options or payments under any other plans of the Holding Company or a Subsidiary. This Plan notwithstanding, the Holding Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward directors and employees for their service with the Holding Company and its Subsidiaries.

     (e) Securities Law Restrictions. No Common Shares shall be issued under this Plan unless counsel for the Holding Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Committee, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (f) Stock Option Agreement. Each Participant receiving a Stock Option under this Plan shall enter into an agreement with the Holding Company in a form specified by the Committee agreeing to the terms and conditions of the Stock Option and such related matters as the Committee shall, in its sole discretion, determine.

     (g)    Cost  of  Plan.    The costs and expenses of administering
this Plan shall be borne by the Holding Company.

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

     (h) Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that federal law shall be deemed applicable.

     (i) Voting and Dividend Rights. No Participant shall have any voting or dividend rights (except as specifically provided in Section
12) or other rights of a shareholder in respect of any Common Shares covered by a grant, prior to the time such Common Shares are owned by such Participant.

     (j)    Governing  Law.    This Agreement shall be governed by and
construed under the laws of the State of Delaware, except to the extent that federal laws shall be deemed applicable.

     (k) Effective Date. This Plan shall be effective immediately after adoption by the Board and the approval by the Holding Company's shareholders. This Plan shall be submitted to the shareholders of the Holding Company for approval at an annual or special meeting of shareholders to be held no sooner than six months after the effective date of the Conversion.

     (l) Tax Status of Trust. It is intended that the trust established hereby be treated as a grantor trust of the Association under the provisions of Section 671, et seq., of the Internal Revenue Code of 1986, as amended (26 U.S.C. Sect. 671 et seq.)

     IN WITNESS WHEREOF, the following Trustees execute this Agreement, accepting and binding themselves to undertake and perform the obligations and duties of the Trustee hereunder and consenting to the foregoing Agreement effective the ___ day of January, 1998.



                         B y : ____________________________  (Trustee)



                         B y : ____________________________  (Trustee)



                         B y : ______________________________ (Trustee)





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